Exhibit 16.1
[LETTERHEAD OF MOSS ADAMS LLP]

April 5, 2010

Office of the Chief Accountant
PCAOB Letter File
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated March 31, 2010 of Rainier Pacific Financial Group, Inc. and are in agreement with the statements contained therein as they relate to Moss Adams LLP.

Respectfully,

/s/ Moss Adams LLP

MOSS ADAMS LLP
Everett, Washington